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                                                                     EXHIBIT 2.9

                                 Schedule "A"
                                 ------------

TERMS AND CONDITIONS dated March 9, 2000 attached to the non-transferable Warrants issued by LML Payment Systems Inc.


ARTICLE 1 - INTERPRETATION
--------------------------

Section 1.1 - Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

     (a) "Company" means LML Payment Systems Inc. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations and thereafter "Company" will mean such successor corporation;

     (b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

     (c) "Director" means a director of the Company, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

     (d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section," followed by a number refer to the specified Article or Section of these Terms and Conditions;

     (e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

     (f) "Shares" means the Shares in the capital of the Company as constituted at the date hereof and any Shares resulting from any subdivision or consolidation of the Shares;

     (g) "Transfer Agent" means Montreal Trust Company of Canada, at its office in Calgary, Alberta or its successors;

     (h)  "Warrant Holders" or "Holders" means the holders of the Warrants; and
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     (i)  "Warrants" means the warrants of the Company issued herewith.

Section 1.2 - Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.3 - Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

Section 1.4 - Applicable Law

The Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as British Columbia contracts.


ARTICLE 2 - ISSUE OF WARRANTS
-----------------------------


Section 2.1 - Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase Shares of its capital stock.

Section 2.2 - Warrant to Rank Pari-Passu

All Warrants will rank pari-passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

Section 2.3 - Issue in substitution for Lost Warrants

(1) In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, in its sole discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(2) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft
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          of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its sole discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its sole discretion, and will pay the reasonable charges of the Company in connection therewith.

Section 2.4 - Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.


ARTICLE 3 - NOTICE
------------------

Section 3.1 - Notice to Warrant Holders

Any notice to be given to the Holders shall be given in writing and will be given by personal delivery, telecopied or sent by prepaid registered post addressed to the Holder at the address of the Holder appearing on the Holder's Warrant or to such other address as the Holder may advise the Company by notice in writing, or by electronic means of communication.

The date of receipt of such notice shall be the date of delivery thereof if delivered or telecopied, or, if given by registered mail, shall be deemed to be the fourth business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.


Section 3.2 - Notice to the Company

Any notice to be given to the Company shall be given in writing and will be given by personal delivery, telecopied or sent by prepaid registered post addressed to the Company at its business office, or delivered to the Company at its business office or to such other address as the Company may advise the Holder by notice in writing, or by electronic means of communication.

The date of receipt of such notice shall be the date of delivery thereof if delivered or telecopied, or, if given by registered mail, shall be deemed to be the fourth business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.
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ARTICLE 4 - EXERCISE OF WARRANTS
--------------------------------

Section 4.1 - Method of Exercise of Warrants

The right to purchase Shares conferred by the Warrants may be exercised by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached to the Warrant certificate, any additional documents required by the Company to comply with applicable securities laws and a bank draft or certified cheque payable to or to the order of the Company, at its business office for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of the United States.


Section 4.2 - Effect of Exercise of Warrants

Within three business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.


Section 4.3 - Subscription for Less Than Entitlement

The holder of any Warrant may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.


Section 4.4 - Warrants for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Shares, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such Shares.


Section 4.5 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.
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Section 4.6 - Subscription Price

One Warrant and U.S.$16.00 during the term of the Warrants are required to subscribe for each share.


Section 4.7 - Adjustment of Exercise Price

The exercise price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(1) If and whenever the Shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of Shares the exercise price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of Shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

(2) (a) In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), each Warrant will after such Reorganization confer the right to purchase the number of Shares or other securities of the Company (or of the Company's successor resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

     (b) In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any Shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

     (c) The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this paragraph (2).

(3) The adjustments provided for in this Section are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.
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Section 4.8 - Determination of Adjustments

If any questions will at any time arise with respect to the exercise price or any adjustment provided for in Section 4.7, such questions will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of chartered accountants, in Vancouver, British Columbia that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holders of the Warrants.


ARTICLE 5 - COVENANTS BY THE COMPANY
------------------------------------

Section 5.1 - Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto and hereto.


Section 5.2 - Company May Purchase

The Company may from time to time offer to purchase and purchase, for cancellation only, any Warrants in such manner, from such persons and on such terms and conditions as it determines.


ARTICLE 6 - MODIFICATION OF TERMS, MERGER, SUCCESSORS
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Section 6.1 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.
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Section 6.2 - Transferability

The Warrant and all rights attached to it are not transferable or assignable.


DATED this ______ day of _______________, 2000.


                                        LML PAYMENT SYSTEMS INC.

                                        By: _____________________
                                            Director
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                             FORM OF SUBSCRIPTION
                             --------------------


TO:  LML Payment Systems Inc.
     Suite 1680     Suite 1680
     1140 West Pender Street
     Vancouver,  B.C.
     V6E 4G1


The undersigned Holder of the within Warrants hereby subscribes for _________ Shares (the "Shares") of LML Payment Systems Inc. (the "Company) pursuant to the within Warrants at U.S.$16.00 per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby certifies either (I) that it is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the "1933 Act") or (ii) that it has delivered a written opinion of counsel, in form and substance satisfactory to the Company, that the Warrant and the securities delivered upon exercise thereof have been registered under the 1933 Act, and applicable state securities laws or are exempt from the registration requirements thereof. In addition, the undersigned further certifies that it is not exercising the Warrant within the United States and acknowledges that the securities issuable upon exercise of the Warrant may not be delivered within the United States.

In the presence of:

_______________________________________ ____________________________________
Signature of Witness                    Signature of Warrant Holder


Please print below your name and address in full.

Name           ____________________________________________________________

Address        Address              Address   Address  Address
               ____________________________________________________________



                         INSTRUCTIONS FOR SUBSCRIPTION
                         -----------------------------

If there is more than one subscriber, all must sign.

ln the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.